Exhibit(j)





                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 102 to the registration statement on Form N-1A ("Registration Statement") of our report dated November 15, 2002 to the financial statements and financial highlights which appear in the September 30, 2002 Annual Report to Shareholders of Scudder Mid Cap Fund (a diversified series of Scudder Advisor Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Counsel and Independent Auditors" and "Financial Highlights" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 30, 2003